UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  January 31, 2008
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation and Organization Committee of the Board of Directors of National City Corporation reviewed the performance criteria to be applied as a condition for paying awards to executive officers under the Management Incentive Plan for Senior Officers for the one year performance period ending December 31, 2008, and determined a change in the performance measures was necessary. The performance criteria were changed to earnings per share and revenue from return on assets and return on equity. The achievement of earnings per share and revenue targets in 2008 will allow each of the officers to receive awards up to a maximum stated award.
In addition, performance objectives for Messrs. Raskind and Kelly will be based solely on earnings per share and revenue. Performance criteria for Mr. Frate and other executive officers will include revenue, earnings per share, and business/staff unit results.
The threshold, target and maximum payout percentages as well as the maximum award opportunities remain as previously disclosed.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: None
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)

Dated: February 6, 2008	By /s/ Carlton E. Langer
Carlton E. Langer, Vice President
and Assistant Secretary

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